EXHIBIT 99.1

City National Prices Subordinated Debt Offering

LOS ANGELES, June 13, 2012 (GLOBE NEWSWIRE) -- City National Bank, a wholly owned subsidiary of City National Corporation (NYSE:CYN), today priced an offering of $150 million of subordinated debt securities.

The securities bear a fixed interest rate of 5.375 percent and will pay interest semi-annually. They will mature on July 15, 2022 and are not redeemable prior to that time.

Proceeds from the securities will qualify as Tier 2 capital, and City National intends to use them for general corporate purposes, including to pay off and reduce short-term wholesale deposits and other borrowings.

The offering is expected to close on June 20, 2012, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. and J.P. Morgan Securities LLC were joint bookrunners for the debt transaction. Co-managers were City National Securities, Inc., Keefe, Bruyette & Woods, Inc., and Sandler O'Neill & Partners, L.P.

Forward-Looking Statements

This news release contains forward-looking statements about City National Corporation and City National Bank for which we claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management, and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, and statements preceded by, followed by, or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (24) security breaches and disruptions to our information systems, and (25) the success of the company at managing the risks involved in the foregoing.

Investors should not place undue reliance on the forward-looking statements, since they are based on current expectations. Actual results may differ materially from those currently expected or anticipated.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties, and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made.

For a more complete discussion of these risks and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2011 and particularly Part I, Item 1A, titled "Risk Factors."

About City National

Backed by $24 billion in total assets, City National Bank provides banking, investment and trust services through 79 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The company and its affiliates manage or administer nearly $58 billion in client investment assets, including more than $32 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Bank logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3143

CONTACT: Investor Contact:
         Christopher Carey, 310.888.6777
         Chris.Carey@cnb.com

         Media Contact:
         Cary Walker, 213.673.7615
         Cary.Walker@cnb.com